UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2009

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51315	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Coleman Boulevard, Savannah, Georgia		31408
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 25, 2009, Citi Trends, Inc. (the “Company”) amended its 364 day revolving credit facility with Bank of America (the “Credit Agreement”) to: (i) reduce the aggregate principal amount of availability under the revolver from $35 million to $20 million (of which $5 million will be available for the issuance of letters of credit), (ii) extend the term until March 24, 2010, and (iii) amend the interest rates for borrowings.  The loans under the Credit Agreement are available for short-term working capital and other general corporate purposes of the Company.  The Company has not yet had a need to borrow under the Credit Agreement.

The Credit Agreement is unsecured with an agreement not to pledge any of the assets of the Company and an agreement not to provide a negative pledge to any other party. Loans under the Credit Agreement shall bear interest at either (a) a rate equal to the highest of (i) the Federal Funds Rate plus 0.50%, (ii) LIBOR plus 1.0% and (iii) Bank of America’s prime rate, plus an applicable margin; or (b) a rate equal to LIBOR plus an applicable margin. The applicable margin is dependent on the Company’s adjusted leverage ratio and ranges from 0.75% to 1.25% for loans bearing interest at the rate described under (a) above and from 1.75% to 2.25% for loans bearing interest at the rate described under (b) above.

The Credit Agreement includes customary representations, warranties, affirmative and negative covenants and events of default (and related remedies, including acceleration and increased interest rates following an event of default). It also contains a financial covenant tied to the Company’s adjusted leverage ratio.

Item 2.02. Results of Operations and Financial Condition.

On March 25, 2009, the Company issued a press release reporting its financial results for the fourth quarter and fiscal year ended January 31, 2009 (the “Earnings Announcement”). A copy of the Earnings Announcement is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 99.1 and the contents of which are incorporated herein solely for purposes of this Item 2.02 disclosure.

The information in this Item 2.02, including the Earnings Announcement attached to this Current Report, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Item 2.02, including the Earnings Announcement, shall not be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 of this report is incorporated by reference in this Item 2.03.

Item. 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2009, the Board of Directors of the Company promoted R. David Alexander Jr. to the position of Chief Executive Officer, effective April 5, 2009.  Mr. Alexander was previously appointed as President and Chief Operating Officer of the Company on December 8, 2008.  Mr. Alexander, 52, joined the Company after a 30 year retail career that included 10 years with Family Dollar Stores where he was Executive Vice President and Chief Operating Officer from 2000 to 2003 and President and Chief Operating Officer from 2003 to 2005. More recently, he was Chief Executive Officer of PCA which operates photography studios in Wal-Mart Stores, from 2005 to 2007. He spent 2008 as a consultant with APAX Partners, a large private equity firm.

R. Edward Anderson will retire from the position of Chief Executive Officer effective April 4, 2009, but will continue as an employee of the Company, serving as Executive Chairman of the Board of Directors.  In connection with his position as Executive Chairman, Mr. Anderson will receive a salary of $375,000 per year and will continue to receive the same employee benefits he received as Chief Executive Officer.  Mr. Anderson will also receive an award of $375,000 of restricted stock under the Company’s 2005 Long-Term Incentive Plan to be issued on March 30, 2009.  The restricted stock will vest in full on the first anniversary of the grant date, subject to earlier vesting upon a change in control of the Company.   Mr. Anderson will no longer be eligible for a bonus under the Company’s annual cash incentive program.

On March 19, 2009, the Board of Directors increased the total number of directors to six, in accordance with the Company’s bylaws, and elected Mr. Alexander to serve as a Class I director effective April 5, 2009.  Mr. Alexander will not sit on any of the audit, compensation or nominating and corporate governance committees of the Board and is not expected to sit on any other committee at this time.  Mr. Alexander will not receive compensation for his services as a director.

In connection with his promotion to Chief Executive Officer, Mr. Alexander will receive an award of $125,000 of restricted stock under the Company’s 2005 Long-Term Incentive Plan to be issued on March 30, 2009. The restricted stock will vest in four equal annual installments on the first four anniversaries of the grant date, subject to earlier vesting upon a change in control of the Company.  Mr. Alexander will otherwise continue under the compensation arrangement disclosed in the Company’s Current Report on Form 8-K filed December 8, 2008.

On March 25, 2009, the Company entered into a Severance Agreement (a “Severance Agreement”) with each of Mr. Alexander, Mr. Anderson, Bruce D. Smith, the Company’s Senior Vice President and Chief Financial Officer, Elizabeth R. Feher, the Company’s Executive Vice President and Chief Merchandising Officer, Ivy D. Council, the Company’s Senior Vice President of Human Resources, and James A. Dunn, the Company’s Senior Vice President of Store Operations.  Each Severance Agreement provides that if the Company terminates an executive’s employment without Cause (as defined in the Severance Agreement) or if the executive terminates his or her employment within twelve months of a Change in Control (as defined in the Severance Agreement) provided that within such period the executive’s job duties have been materially diminished or compensation has been materially decreased, the Company will provide the executive with separation payments of twelve months base salary. (These agreements supersede similar provisions in the Employment Agreements of Mr. Alexander, Mr. Anderson and Ms. Feher.)

On March 25, 2009, the Company entered into an Employment Non-Compete, Non-Solicit and Confidentiality Agreement (a “Non-Compete Agreement”) with each of Mr. Alexander, Mr. Anderson, Mr. Smith, Ms. Feher, Ms. Council, and Mr. Dunn.  Each Non-Compete Agreement provides that upon a separation from the Company, the executive will not disclose confidential information relating to the Company, will not compete with the Company or render similar services to a competitor of the Company for a period of one year, will not solicit any vendor or supplier of merchandise to the Company on behalf of a competitor for a period of two years and will not recruit Company personnel for a period of two years. (These agreements supersede the prior Employment Non-Compete, Non-Solicit and Confidentiality Agreements of Mr. Alexander, Mr. Smith and Ms. Feher.)

On March 25, 2009, the Company issued a press release announcing Mr. Alexander’s promotion and Mr. Anderson’s retirement, which press release is attached to this report as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Earnings Release dated March 25, 2009
99.2	Press Release dated March 25, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.

Date: March 25, 2009
	By:	/s/ Bruce D. Smith

		Name:	Bruce D. Smith
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Earnings Release dated March 25, 2009
99.2	Press Release dated March 25, 2009